SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 15, 1998


                          ONE LIBERTY PROPERTIES, INC.
               (Exact name of registrant as specified in charter)


        Maryland                       0-11083               13-3147497
        --------                       -------               ----------
     (State or other            (Commission File No.)     (IRS Employer
      Jurisdiction of                                       I.D. No.)
       Incorporation)

           60 Cutter Mill Road, Suite 303, Great Neck, New York    11021
          ---------------------------------------------------------------
          (Address of principal executive offices)             (Zip Code)

  Registrant's telephone number, including area code            516-466-3100

Item 5.  Other Events.

         Reference is made to the Company's Registration Statement on Form S-11 (Registration No. 333-45937) declared effective by the Securities and Exchange Commission on March 31, 1998. The Registration Statement relates to a rights offering to the Company's Common and Preferred Stockholders and reference is made to the Registration Statement for the terms and conditions of the rights offering. The offering expired on June 15, 1998, with a guaranteed delivery date of June 22, 1998.

         The Company sold 1,331,708 shares pursuant to the rights offering. The proceeds of the offering totaled $17,645,131, with net proceeds of approximately $17,525,000, of which approximately $7,000,000 is to be used to pay bank debt and the balance for property acquisitions.





                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          ONE LIBERTY PROPERTIES, INC.
                                          By: s/ Mark H. Lundy
                                          --------------------
                                          Mark H. Lundy
                                          Secretary

Date:    June 24, 1998